Exhibit 16.1

[Letterhead of MarcumRachlin]

July 2, 2009

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Point Blank Solutions, Inc.’s Form 8-K filed on July 2, 2009, and we agree with such statements insofar as they relate to our firm.

/s/ MarcumRachlin

MarcumRachlin
a division of Marcum LLP